UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2016

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of the Stockholders (the “Annual Meeting”) of Majesco Entertainment Company (the “Company”) was held on May 10, 2016. A total of 8,399,496 shares of common stock, including shares of common stock underlying shares of outstanding preferred stock entitled to vote, constituting a quorum, were present and accounted for at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted upon the following proposals:

 (1)  The election of Michael Brauser and Andrew Kaplan as Class II directors to the Board of Directors, who shall serve until the 2019 Annual Meeting of Stockholders.

Michael Brauser’s election was approved and the votes were cast as follows:

For	Abstain
7,528,762	4,731

Andrew Kaplan’s election was approved and the votes were cast as follows:

For	Abstain
7,367,192	4,020

(2) An amendment to the Company's Restated Certificate of Incorporation to declassify the Board of Directors.

The amendment required the affirmative vote of two thirds of all shares of capital stock entitled to vote and was not approved. The votes were cast as follows:

For	Against	Abstain
7,504,301	58,411	6,308

(3) The approval of the change of the Company's state of incorporation to Nevada from Delaware.

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
6,828,490	737,005	3,525

(4) An amendment to the Company's Restated Certificate of Incorporation to implement a reverse stock split of its outstanding common stock, at a ratio within the range of 1-for-3 to 1-for-10, at any time prior to May 10, 2017.

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
7,499,384	64,954	4,781

(5) The issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Company's common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
7,413,878	147,723	7,419

(6) The issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 15% below the market price of the Company's common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
7,431,139	135,188	2,692

However, because Proposal 5 was also approved, only Proposal 5 shall be deemed to have any effect.

(7) The change of control that could result from the potential issuance of securities in the non-public offerings following approval of the fifth proposal or the sixth proposal, as required by and in accordance with Nasdaq Marketplace Rule 5635(b).

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
7,423,620	143,122	2,277

(8) The compensation of the Company's named executive officers, on an advisory basis.

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
6,892,094	669,071	7,855

(9) The adoption of the Company’s 2016 Equity Incentive Plan and the reservation of 4,000,000 shares of common stock for issuance thereunder.

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
6,808,222	25,700	4,807

(10) The approval of the ratification of the appointment of EisnerAmper LLP as the Company's independent public accounting firm for the fiscal year ending October 31, 2016.

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
8,259,206	25,700	4,807

(11) An amendment to the Company's Restated Certificate of Incorporation to provide the Company’s stockholders the right to act by written consent.

The amendment required the affirmative vote of two thirds of all shares of capital stock entitled to vote was and not approved. The votes were cast as follows:

For	Against	Abstain
6,859,921	706,649	2,449

As of the record date for the Annual Meeting, 13,583,875 shares of common stock and 1,406,704 shares of common stock underlying outstanding shares of Series A Preferred stock, Series B Preferred stock and Series C Preferred stock were issued and outstanding and entitled to vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: May 12, 2016	/s/ John Stetson
John Stetson
Chief Financial Officer